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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K



                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: May 21, 1999
                (Date of earliest event reported: May 9, 1999)

                                XOOM.COM, INC.
            (Exact name of registrant as specified in its charter)



        Delaware                         000-25139              88-0361536
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
Incorporation or organization)                              Identification No.)


                       300 Montgomery Street, Suite 300,
                        San Francisco, California 94104
                   (Address of Principal Executive Offices)

                                (415) 288-2500
             (Registrant's telephone number, including area code)


                                Not applicable
         (Former name or former address, if changed since last report)
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     Item 5.   Other Events.

     On May 9, 1999, the Company, National Broadcasting Company, Inc. and certain of its affiliates (collectively, "NBC"), CNET, Inc. ("CNET") and SNAP! LLC entered into a series of definitive agreements (the "Agreements") relating to the formation of a new company to be named NBC Internet, Inc. ("NBCi") upon consummation of all the transactions contemplated by the Agreements. NBCi is expected to include the businesses of the Company, SNAP! LLC and certain of NBC's internet assets (including NBC.com, Videoseeker.com and NBC Interactive Neighborhood) and a 10% ownership interest in CNBC.com. The first transaction will be effected by a merger of the Company with a subsidiary of NBCi followed by NBCi acquiring CNET's ownership interest in SNAP! LLC. In a subsequent transaction, Neon Media Corporation ("NMC"), a newly formed entity which will own the NBC internet assets discussed above, is expected to be merged with NBCi and NBC's ownership interests in SNAP! LLC are expected to be contributed to NBCi. In connection with the consummation of all of the transactions contemplated by the Agreements, the following would occur on successive days:

     Initially,

          (i) each share of Company common stock will be converted into the right to receive 1 share of NBCi Class A common stock (the "Class A Stock"); and

          (ii) CNET will receive 7,147,584 shares of Class A Stock in exchange for its ownership interest in SNAP! LLC;

which would result in a new company (NBCi) controlled by the former stockholders of the Company.

     On the succeeding day,

          (A) each share of NMC common stock will be exchanged for 1 share of Class B common stock ("Class B Stock") of NBCi, which will result in the issuance of 13,764,726 shares of Class B Stock; and

          (B) a subsidiary of NBC will receive 11,417,569 shares of Class B Stock in exchange for its ownership interests in SNAP! LLC (including its options to purchase additional equity interests).

     Thereafter, an affiliate of NBC will purchase a $486,894,758 zero coupon convertible debenture due 2006 (the "Convertible Note") of NBCi for a cash payment of $30 million and the assignment of an NBC promissory note in the amount of $340 million (the "NBC Note") to NBCi. The NBC Note has a term of four years and will bear interest at 5.4% per annum. The Convertible Note may be converted at a 15% discount by the holder thereof into 4,651,493 shares of Class B Stock only after one year after its issuance.

     Only the Class A Stock will be publicly traded. Separate agreements have been entered into with respect to the transactions set forth in clauses (i) and
(ii) and with respect to the transactions set forth in clauses (A) and (B). The closing of the transactions set forth in clauses (i) and (ii) will occur first and will not be contingent upon the closing of the transactions set forth in clauses (A) and (B), which are anticipated to occur the following day. Except for certain specified matters, the Class A Stock and Class B Stock shall have the same voting rights. Upon

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consummation of the transactions, the Company and SNAP! LLC will be wholly-owned by NBCi.

     Assuming both transactions were consummated on May 9, 1999, NBC and its affiliates would own approximately 49.9% of NBCi equity, the Company's former stockholders and option holders would own approximately 36% of NBCi equity and CNET would own approximately 14% of NBCi equity. If NBC chooses to convert the Convertible Note after one year, NBC, through its affiliates, could own approximately 53% of the currently expected fully-diluted equity of NBCi.

     Initially, the holders of the Class B Stock will have the right to appoint six of the 13 members of the NBCi board of directors (and will retain such right so long as such holders own 20% of the outstanding shares of common stock of
NBCi) and the holders of the Class A Stock will have the right to appoint the remaining seven members, with the seventh member requiring the nomination of at least seven members of the NBCi board of directors. If NBC converts the Convertible Note, in certain circumstances the holders of the Class B Stock would have the right to appoint seven of the 13 members of the NBCi board of directors and the holders of the Class A Stock would have the right to appoint the remaining six members. As long as the directors elected by the holders of the Class B Stock do not constitute a majority of the NBCi board of directors, certain actions by NBCi will require the approval of such directors. As long as the holders of the Class B Stock have the right to elect seven directors to the NBCi board of directors, certain actions by NBCi will require the approval of the directors elected by the holders of the Class A Stock.

     The Company has also entered into an option agreement which provides NBC with the right to acquire, in the aggregate, up to 19.9% of the outstanding common stock of the Company upon the occurrence of certain specified events related to the consummation of the transactions described above (or the lack thereof). NBC, the Company and Chris Kitze, the Company's Chairman and the beneficial owner of approximately 20% of the Company's common stock, have entered into a voting agreement under which Chris Kitze has agreed to vote his shares in favor of the transactions contemplated by the Agreements.

     In connection with the transactions, NBC and a subsidiary of NBC entered into a licensing agreement (which will be assigned to NBCi upon consummation of the transactions). Among other rights, the agreement grants such subsidiary a non-exclusive license to use the trademark "NBC", the NBC multicolor logo and the NBC soundmark in connection with NBC.com, Videoseeker.com and NBC Interactive Neighborhood and the portal, community and e-commerce services of NBCi. The license agreement also provides such subsidiary an exclusive license to use, reproduce and display short excerpts from certain NBC television programs and to create interactive programs therefrom, in accordance with the terms of the license, on the NBCi internet sites. In addition, NBCi will purchase at least $380 million in NBC TV Network advertising over the next four years.

     In connection with the transactions, CNET will enter into an agreement with NBC under which CNET will (i) agree to vote its shares of Class A Stock in the same manner as NBC with respect to certain change in control transactions involving NBCi and (ii) provides NBC with a right of first offer to purchase shares of Class A Stock owned by CNET. NBC and CNET will also enter into standstill agreements with NBCi under which they will agree not to transfer or acquire additional shares of NBCi's capital stock except in accordance with the terms and conditions of the standstill agreements.

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     The transactions are subject to the approval of the Company's stockholders as well as receipt of required regulatory approvals, approval for listing on the Nasdaq National Market system and other customary conditions.

     Upon closing of the transactions, it is anticipated that Bob Wright, President and Chief Executive Officer of NBC, will become Chairman of the Board of NBCi, and Chris Kitze will become the President and Chief Executive Officer of NBCi.

     The foregoing summary of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Agreements which are filed as exhibits hereto.

     Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits

               (c)  Exhibits.

     Exhibit No.    Description
     ----------     -----------

     2.1 Agreement and Plan of Contribution and Merger, dated as of May 9, 1999, among CNET, Inc., Xoom.com, Inc., Xenon 2, Inc., Xenon 3, Inc., and Snap! LLC (the "Xenon 2 Merger Agreement").

     2.2 Agreement and Plan of Contribution and Merger, dated as of May 9, 1999, among National Broadcasting Company, Inc., GE Investments Subsidiary, Inc., Neon Media Corporation, Xenon 2, Inc., and Xoom. com, Inc.

     2.3 Stock Option Agreement dated as of May 9, 1999, between Xoom.com., Inc. and National Broadcasting Company, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              XOOM.COM. INC.


                              By: /s/ Rajesh A. Aji
                                  --------------------------------------------
                                  Rajesh A. Aji
                                  Vice President, Corporate and Legal Affairs,
                                  General Counsel and Assistant Secretary

Dated: May 21, 1999

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                                 EXHIBIT INDEX

     Exhibit No.    Description                                         Page No.
     ----------     -----------                                         --------

     2.1 Agreement and Plan of Contribution and Merger, dated as of May 9, 1999, among CNET, Inc., Xoom.com, Inc., Xenon 2, Inc., Xenon 3, Inc., and Snap! LLC (the "Xenon 2 Merger Agreement").

     2.2 Agreement and Plan of Contribution and Merger, dated as of May 9, 1999, among National Broadcasting Company, Inc., GE Investments Subsidiary, Inc., Neon Media Corporation, Xenon 2, Inc., and Xoom. com, Inc.

     2.3 Stock Option Agreement dated as of May 9, 1999, between Xoom.com., Inc. and National Broadcasting Company, Inc.

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